UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 2 )

Check the appropriate box:

☑	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

EQUINOX INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

Nevada	80-0324801
(State of Incorporation)	(Employer Identification Number)

3300 South Decatur, #10542 Las Vegas NV 89102 (267) 295-7814
(Address of Registrant’s Principal Office)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

EQUINOX INTERNATIONAL, INC.
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NOTICE OF ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS
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DATE OF NOTICE	APRIL __, 2010.

ITEMS OF CONSENT	(1) Approval of transaction and definitive agreement with Biostem US L.L.C. (Biostem), whereby the Company will acquire an assignment of certain technology rights from Biostem in exchange for 20,400,000 new unregistered common shares of the Company; (2) amendment of the Company’s articles of incorporation to increase its authorized capital and change its name; (3) a change of control of the Company to either Biostem or the members of Biostem; and (4) the election of three personsnominated by Biostem to serve as directors of the Company.

ACTION TAKEN AS OF	A majority of the Company's stockholders approved the above actions by written consent on February 25, 2010.

April __, 2010	EQUINOX INTERNATIONAL, INC., A Nevada Corporation

On behalf of the Board of Directors

/s/ Robert T. Yurckonis
Robert T. Yurckonis,
President and C.E.O.

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to the requirements of Section 14(c) of the Securities and Exchange Act of 1934, as amended, and Section 78.320(2) of the Nevada Revised Statutes, this Information Statement and Notice of Action by Written Consent of the Shareholders is being furnished by Equinox International, Inc. (the "COMPANY"), a Nevada corporation, to you and other holders of record of the common stock of the Company as of the close of business on April __, 2010, to provide information with respect to actions taken by written consent of the holders of a majority of the outstanding shares of Company common stock. This Information Statement is expected to be mailed to shareholders of the Company on or about April __, 2010.

The written consent actions adopted by holders of a majority of the outstanding shares of the Company's common stock approved (1) an Asset Purchase Agreement (the “Agreement”), between the Company and Biostem US L.L.C., a Florida limited liability company (“Biostem Florida”), a true and complete copy of which is annexed hereto and by this reference incorporated herein, pursuant to which the Company will acquire all rights of Biostem Florida in and to certain proprietary technology and the Company will issue Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably), 20,400,000 new restricted and unregistered common shares of the Company; (2) amendment of the Company’s articles of incorporation, for the purposes of changing the Company’s name from “Equinox International, Inc.” to “Biostem U.S. Corporation” and increasing the Company's authorized capital from 75 million common shares to 200 million common shares; (3) a change of control of the Company, as the result of the aforesaid issuance of 20,400,000 new restricted and unregistered common shares of the Company to Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably), which will result in Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably) holding 81.47% of the total issued and outstanding common shares of the Company, after giving effect to the proposed transaction; and (4) the election of three persons nominated by Biostem Florida to serve as directors of the Company.

Upon the closing of the transaction, Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably) will assume control of the Company. The transaction will be consummated upon satisfaction of the conditions set forth in the Agreement and after 20 days have elapsed from the date of mailing of this Information Statement. A copy of the Agreement is attached hereto and by this reference incorporated herein.

PRIOR TRANSACTION SUPERSEDED

This Information Statement amends and supersedes the preliminary information statement on Form 14C filed with the Securities and Exchange Commission by the Company on August 21, 2009, in which the Company reported a proposed transaction between the Company and the stockholders of Biostem US Inc., a Nevada corporation (“Biostem Nevada”), pursuant to which the Company proposed to exchange 20,400,000 of its new restricted and unregistered common shares for all of the issued and outstanding shares of Biostem Nevada, which at that time was the owner of the proprietary technology which is the subject of this Information Statement.  Subsequent to August 21, 2009, for tax reasons and acting on the advice of counsel, the stockholders of Biostem Nevada determined that their best interests would be served by reorganizing as a Florida limited liability company.

Accordingly, the proprietary technology which is the subject of the transaction described in the Agreement appended to this Information Statement was withdrawn from Biostem Nevada on February 22, 2010, and transferred in its entirety to Biostem Florida on that date.  The Company has confirmed that the membership structure of Biostem Florida is now exactly the same as the shareholder structure of Biostem Nevada, and that Biostem Florida is now the exclusive owner of the proprietary technology.  Further, in negotiations between Biostem Florida and the Company, it has been determined that the preferred structure of the transaction between the parties by which the Company will acquire the proprietary technology is an asset purchase rather than a share exchange.

Accordingly, the transaction which is the subject of this Information Statement differs from the transaction which was the subject of the preliminary information statement filed with the Securities and Exchange Commission by the Company on August 21, 2009, in the following particulars:

•
Biostem US L.L.C., a Florida limited liability company, which is now the owner of the proprietary technology, has been substituted for Biostem US Inc., a Nevada corporation, in the transaction with the Company; and

•	The Company will now acquire the proprietary transaction through an asset purchase rather than a share exchange.

Apart from these revisions, all other elements of the transaction remain the same, including the number of newly issued restricted and unregistered common shares of the Company to be issued in the transaction.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The Company's authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,640,000 shares were issued and outstanding as of March 31 , 2010. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. The Company does not have any other class or series of capital stock authorized or issued.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF ASSET PURCHASE AGREEMENT

The Board has approved (i) an Asset Purchase Agreement (the “Agreement”), between the Company and Biostem US L.L.C., a Florida limited liability company (“Biostem Florida”), a true and complete copy of which is annexed hereto and by this reference incorporated herein, pursuant to which (1) the Company will acquire all rights of Biostem Florida in certain proprietary technology more particularly described in the Agreement, in exchange for 20,400,000 new restricted and unregistered common shares to be issued by the Company to Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably); (2) a change of control of the Company, as the result of the aforesaid issuance of 20,400,000 new restricted and unregistered common shares of the Company to Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably), which will result in Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably) holding 81.47% of the total issued and outstanding common shares of the Company, after giving effect to the proposed transaction; (3) the increase of the Company's authorized capital from 75 million common shares to 200 million common shares and a change of the Company's name to "Biostem U.S. Corporation"; and (4) the election of three persons nominated by Biostem Florida to serve as directors of the Company. The Board has submitted the Agreement to the shareholders for approval by written consent. Approval of the Agreement required the affirmative vote of a majority of the outstanding shares of the common stock on the record date. As of February 25, 2010, holders of 3,750,000 shares, or 80.1% of the issued and outstanding shares of the Company, being a majority of the Company's issued and outstanding common stock, have approved the Agreement.

There are no material relationships between the Company and Biostem Florida, between Biostem Florida and our affiliates, directors or officers, or between any associates of Biostem Florida and our officers or directors. All transaction liabilities associated with the asset purchase which is the subject of this Information Statement will be settled on or immediately following the closing. The consideration to be issued in the transaction was determined as a result of arm’s-length negotiations between the parties.

AMENDMENT OF ARTICLES OF INCORPORATION

As required by the Agreement and as approved by a majority of the Company’s stockholders by consent, the articles of incorporation of the Company will be amended to increase the Company's authorized capital from 75 million common shares to 200 million common shares and to change the Company's name from “Equinox International, Inc.” to "Biostem U.S. Corporation.".

CHANGE OF CONTROL

Closing the Agreement will result in a change of control of the Company, as the result of the aforesaid issuance of 20,400,000 new restricted and unregistered common shares of the Company to Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably), which will result in Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably) holding 81.47% of the total issued and outstanding common shares of the Company, after giving effect to the proposed transaction.

The new common shares of the Company to be issued to Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably) will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Act”), which the Company and Biostem Florida believe is available under Section 4(2) of the Act.  The board of directors of the Company and the manager of Biostem Florida, acting on the advice of their respective legal counsel, have considered the possibility of registering such shares under the Act but have determined that such registration is not necessary and the time and expense associated with such registration would not serve the best interests of the Company and its other shareholders.

However, the Securities and Exchange Commission could make a determination contrary to the views of the Company, including a determination that the Company was a “shell company” at the time of the share exchange, with the result that any resales of common shares of the Company issued in the share exchange would first require a registration of such shares.  The Company has reviewed this issue in detail with its legal counsel and determined that it is not and will not be a  “shell company” at the time of the closing of the Agreement.

ELECTION OF NEW DIRECTORS TO THE COMPANY’S BOARD

As provided by the Agreement, at the closing the following three persons (each a “Director Nominee and together the “Director Nominees ”) nominated by Biostem Florida will be appointed to serve as directors of the Company:

MICHAEL MARKOU, age 44.  Dr. Markou graded from the University of South Florida with a B.S in Biology in 1987, and from Kirksville College of Osteopathic Medicine in 1991, and served a medical residency at Sun Coast Hospital, in Largo, Florida.  During the past five years, he has been the owner and proprietor of Markou Medical, a medical clinic in Clearwater, Florida.  He is the current president of the Pinellas County Osteopathic Medical Society, has served as Chief of Family Medicine at Sun Coast Hospital (1995), and holds membership in the International Society of Hair Restoration Surgery, the American Osteopathic Association, Florida Society of American College of Osteopathic Family Physicians, and is board certified in family medicine by the American College of Osteopathic Family Physicians.

JOHN SATINO, age 65.  For the past five years, Mr. Satino has been conducting independent medical research at Clearwater, Florida, in the area of hair transplant methodologies.  He holds membership in the New York Academy of Sciences, International Society of Hair Surgeons, American Hair Loss Council, Laser Institute of America, Society for Laser Medicine and Surgery, and the International Society for Hair Restoration Surgery.  His current areas of research include (a) post-operative hair transplant surgery would healing with low level laser therapies; (b) topical Dutasteride treatment in hair loss; (c) weekly low level laser therapies; and autologous platelet rich plasma in hair restoration in men and women.

RONALD SLOMA, age 71.  For the past five years, Mr. Sloma has been the accounting manager at Markou Medical, in Clearwater, Florida.

Except for positions with Markou Medical, during the past five years, none of the Director Nominees has held any other directorships in any company, including companies with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.  There are no family relationships among the Director Nominees.

There are no material proceedings to which any Director Nominee or any of their associates is a party adverse to the Company, nor does any Director Nominee hold any material interest adverse to the Company.

During the past ten years, none of the Director Nominees has experienced any of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of the Director Nominees has a direct or indirect material interest in any transaction, completed or proposed, with the Company since the beginning of the Company's last fiscal year, except for the asset purchase transaction which is the subject of this Information Statement.

The Company does not currently have any policies and procedures in place for the review, approval, or ratification of any transaction required to be reported under Regulation S-K, nor have there been any transactions since the beginning of the Company’s last fiscal year where any such policies and procedures, had they been in effect, would have required the transaction to be reported.

None of the Director Nominees can be considered independent, within the meaning of Item 407(a) (1) of Regulation S-K, and the Company is unable to state, at the time of the preparation of this Information Statement, to which committees any Director Nominee will be appointed, and what the independence standards of any such committees will be.  The Company does not currently have a standing compensation, nominating or audit committee, but the Company’s sole director has heretofore served in such function, as specified in section 3(a)(58)(B)of the Securities Exchange Act of 1934, as amended; however, it is not the view of the Company that the absence of such committees is appropriate, and it is management’s intention to charter and populate an audit committee as soon as possible after the closing, in accordance with Item 407(d)(3) of Regulation  S-K.  As the Company’s sole director is not a financial expert, the Company does not yet have an audit committee financial expert serving on its audit committee, for reasons of economy.

The Company’s board of directors views it to be appropriate for the Company to not have a compensation committee, as there are no current plans to compensate, or consider the compensation, of any executive officer or director of the Company.  As a result, the Company currently has no processes and procedures for the consideration and determination of executive and director compensation.

There is no standing nominating committee with a policy governing the consideration of any director candidates recommended by security holders.  The Company does not pay fees to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees to its board of directors. As the Director Nominees have been approved by majority vote of the Company’s stockholders, it has not been necessary for the Company’s sole director to consider their nominations.

It will be incumbent on the Director Nominees, after taking office, to evaluate the necessity for organizing, chartering and populating nominating, audit and compensation committees, and appointing a financial expert or experts to its audit committee, in order to serve the best interests of the Company and its shareholders and comply with all applicable laws, rules and regulations.

During the last full fiscal year of the Company, there have been two meetings of the board of directors, including regularly scheduled and special meetings.  None of the incumbent directors of the Company attended fewer than 75 percent of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which they served.

As of the date of this Information Statement, the Company’s sole director, serving as the Company’s audit committee, has not yet been required to review and discuss the audited financial statements of the Company with management, nor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with the Company’s auditors, nor has the Company’s sole director, serving as the Company’s audit committee, received written disclosures or any letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, nor have any discussions taken place with the independent accountant concerning the independent accountant's independence, nor has the Company’s sole director, serving as the Company’s audit committee and in light of none of any such review and discussions having taken place, yet had reason to recommend to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Company’s board of directors does not currently have any process for security holders to send communications to the board of directors, which the board of directors considers appropriate in light of the limited number of security holders and the relatively simple nature of the Company’s management structure to date.  It will be incumbent on the Director Nominees, after taking office, to evaluate the necessity for establishing a process for security holders to send communications to the board of directors, in order to serve the best interests of the Company and its shareholders.

The Company’s sole director serves as both principal executive officer and chairman of the board, a leadership structure that is considered appropriate considering the Company’s finances and the relatively simple nature of the Company’s business operations to date.  It will be incumbent on the Director Nominees, after taking office, to evaluate the desired leadership structure of the Company, how the board of directors will exercise its oversight function, and the roles of management in risk oversight, in order to serve the best interests of the Company and its shareholders.

REASONS FOR THE TRANSACTION

The Board believes that the proposed transaction represents an opportunity for the Company to enter into a business in the growing field of stem cell medical technology that will be far more beneficial to its shareholders than its existing oil and gas operations, and is therefore in the best interests of the Company and its shareholders.

CERTAIN EFFECTS OF THE TRANSACTION

The Board of Directors believes that approval of the transaction is in the best interests of the Company and its shareholders. However, you should note that you will experience substantial dilution in the percentage of the Company's equity you own upon issuance of additional shares by the Company, in consideration of the investment in the technology of Biostem Florida to be made by the Company under the Agreement. The issuance of such additional shares might be disadvantageous to current shareholders in that any additional issuances would potentially reduce per share dividends, if any. You should be aware, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends or adopted any policy with respect to the payment of dividends on common stock, and does not intend to pay any cash dividends on common stock in the foreseeable future. The Company intends to retain earnings, if any, for use in financing growth and additional business opportunities.

EFFECTIVE DATE OF THE TRANSACTION

The transaction will be consummated upon satisfaction of the conditions set forth in the Agreement and after 20 days have elapsed from the date of mailing of this Information Statement. The transaction will be implemented by amending the Company's articles of incorporation as required by the Agreement and issuing 20,400,000 new restricted and unregistered common shares of the Company to Biostem Florida (or, at the option of Biostem Florida, the members of Biostem Florida, ratably), and appointing 3 representatives of Biostem Florida to the Company’s board of directors.

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

The transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived: (a) The transaction is approved by the requisite vote of shareholders of the Company (which has already occurred); and (b) none of the parties to the Agreement is subject to any decree, order or injunction that prohibits the consummation of the transaction. There are no regulatory approvals needed for the transaction.

AMENDMENT OR TERMINATION

The Agreement, having been adopted by the shareholders of the Company, may not be amended, modified or supplemented in any manner which requires further approval by the Company’s shareholders without obtaining that approval. The Board of Directors of the Company may terminate the Agreement and abandon the transaction at any time before its effectiveness.

TIME OF CLOSING OF TRANSACTION

The Company anticipates that the closing of the transaction will occur promptly following twenty days after filing of this Information Statement in its definitive form with the Securities and Exchange Commission.

REQUIRED VOTE

The transaction requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock, which has already occurred by written consent. Section 78.320(2) of the Nevada Revised Statutes permits corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the articles of incorporation or bylaws expressly provide otherwise; the articles of incorporation and bylaws of the Company do not provide otherwise.  Section 78.335(5) of the Nevada Revised Statutes further authorize vacancies on the Company’s board of directors to be filled by action of the current directors.

DISSENTING RIGHTS OF SHAREHOLDERS

Shareholders of the Company do not have any dissenters’ rights in connection with the transaction under the Nevada Revised Statutes.

PRE-EMPTIVE RIGHTS OF THE COMPANY’S STOCKHOLDERS

Pursuant to Section 78.267(2) of the Nevada Revised Statutes, the stockholders of the Company do not have a preemptive right to acquire the Company’s unissued shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of March 31, 2010 (4,640,000 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group.  Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. In addition, no security holder has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Elena Dannikova 3300 South Decatur,#10542 Las Vegas NV 89102	2,500,000 Shares	53.88%
Common Stock	Robert T. Yurckonis (P,D) 3300 South Decatur,#10542 Las Vegas NV 89102	None	0.00%
Common Stock	All Directors and Officers as a Group (1 persons)	None	0.00%

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE

The following table sets forth certain information relating to the compensation paid by the Company during the last three fiscal years to the Company’s chief executive officer/president.  No other executive officer of the Company received total salary and bonus in excess of $100,000 during the fiscal year ended February 28, 2010 and for the two prior years.

		Annual compensation			Long-term compensation
					Awards		Payouts
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Restricted stock award(s) ($) (f)	Securities underlying options/ SARs (#) (g)	LTIP payouts ($) (h)	All other compensation ($) (i)
Elena Dannikova	2010	$0	-	-	-	-	-	-
President/CEO (1)	2009	$0	-	-	-	-	-	-
	2008	$0	-	-	-	-	-	-
Robert T. Yurckonis	2010	$0	-	-	-	-	-	-
President/CEO (2)

(1) Ms. Dannikova was appointed to the board of directors and elected Chief Executive Officer on November 5, 2008.  She resigned from all positions with the Company in December 2009, as reported by the Company in its current report on Form 8-K, filed December 30, 2009.
(2) Mr. Yurckonis was appointed to the board of directors and elected Chairman, Chief Executive Officer, President, Chief Operating Officer, Treasurer and Chief Financial Officer on October 29, 2009, as reported by the Company in its current report on Form 8-K, filed October 30, 2009.

COMPENSATION OF DIRECTORS

At present, non-employee directors do not receive any cash compensation or award of options, warrants, or stock appreciation rights (SARs) for their service on the Board. The Board may in the future establish a policy for compensation of non-employee directors, which may include cash payments, option or stock grants and/or reimbursement of expenses.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, there are no employment contracts between the Company and any named executive officers. There are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with the Company or from a change-in-control.

There are no finder’s fees to be paid or consulting agreements to be entered into by the Company in connection with the transaction which is the subject of this Information Statement.

EQUINOX INTERNATIONAL, INC.,
A Nevada Corporation
On behalf of the Board of Directors

April __, 2010	/s/ Robert T. Yurckonis
Robert T. Yurckonis,
President and C.E.O.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into on February 25, 2010, by and between Equinox International Inc., a Nevada corporation (the "Company"), and Biostem US L.L.C., a Florida limited liability company (“Biostem”).  The Company and Biostem are at times herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.  Biostem owns and has the exclusive right to commercialize the technology (the “Proprietary Technology”) more particularly described in the attached SCHEDULE A of this Agreement.

B.  The Company wishes to acquire the Proprietary Technology and to this end the Company and Biostem’s predecessor, Biostem US Inc. (“Biostem Nevada”) have heretofore made and entered into that certain Share Exchange Agreement (the “Exchange Agreement”), dated August 19, 2009, pursuant to which the Company was to acquire all of the issued and outstanding shares of Biostem (and thereby the Proprietary Technology) in exchange for Twenty Million, Four Hundred Thousand (20,400,000) unregistered common shares of the Company.

C.  The Parties have determined that their mutual best interests are served by revising the transaction described in the Exchange Agreement such that Biostem is substituted for Biostem Nevada and the Company will acquire an assignment of the Proprietary Technology in exchange for the consideration that would have been given by the Company to Biostem Nevada under the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows.

1.    THE TECHNOLOGY ASSIGNMENT.

1.1 Sale and Assignment of the Proprietary Technology. On the terms and subject to conditions of this Agreement, at the Closing (as defined below), Biostem shall sell, transfer, assign, convey and deliver all of the Proprietary Technology held by it to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions expressly agreed to herein by the Company), and the Company shall purchase, accept and acquire all of Biostem’s interest in and to the Proprietary Technology from Biostem.

1.2 Issuance of Company Shares. In full payment for the assignment by Biostem to the Company of the Proprietary Technology, the Company shall issue and deliver to Biostem (or, at the option of Biostem, to be exercised, if at all, prior to the Closing, the members of Biostem, ratably) Twenty Million, Four Hundred Thousand (20,400,000) unregistered common shares of the Company (the  “Company Shares"). The Company Shares, will, when issued, be validly issued, fully paid, and non assessable; and the sale, issuance and delivery of the Company Shares on the terms herein contemplated will be authorized by all requisite corporate action of the Company; and the Company Shares will not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of the Company or any other person. The Company Shares will be issued at Closing (as defined below) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act. Upon issuance, the Company Shares will be considered “restricted” shares and may not be transferred or re-sold unless an exemption for such transfer is available or the resale is covered by a registration statement filed under the Securities Act. The sale, transfer and assignment of the Proprietary Technology by Biostem in consideration for the issuance of the Company Shares are referred to herein as the "Technology Purchase."

1.3 Restrictive Legend on Shares. When issued, the certificates evidencing the Company Shares will bear a restrictive legend substantially in the following form:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act."

            1.4 Closing. Unless this Agreement shall have been terminated and the transaction herein contemplated shall have been abandoned, and subject to the satisfaction or waiver of the conditions set forth in Section 5, the closing of the Technology Purchase (the  "Closing") will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in Section 5 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Section 5) (the "Closing Date"), at the offices of Biostem, unless another date, time or place is agreed to in writing by the Parties hereto.

1.5 Appointment of Officers and Directors. At Closing, three directors selected by Biostem shall be appointed as additional directors of the Company and the current sole director of the Company shall thereafter resign.  The officers of the Company shall, after the Closing, be as determined by the reconsituted board of directors of the Company, after giving effect to the addition of the directors selected by Biostem to the Company’s board of directors.

                1.6 Further Assurances. Each of the Company and Biostem agrees to execute all documents and instruments and to take or to cause to be taken all actions which the other Party deems necessary or appropriate to complete the transaction contemplated by this Agreement, whether on, before or after the Closing.

1.7 Public Filing. Upon execution and or Closing of this Agreement, the Company shall prepare and file such documents as are necessary to comply with all applicable U.S. Securities Laws and regulations, including a current report on Form 8-K and preliminary and definitive information statements. The parties agree to cooperate in the preparation of such filings.

2.    OTHER AGREEMENTS OF THE PARTIES.

2.1 Biostem to Provide Written Consent to Assignment.  Biostem shall as soon as possible after the Parties’ execution of this Agreement (but no later than the Closing) provide the Company with the written consent (the “Assignment Consent”) of the party which has licensed the Proprietary Technology to Biostem, expressly consenting to the assignment of the Proprietary Technology from Biostem to the Company as contemplated herein.  Such Assignment Consent shall be in such form as the Company, in the exercise of its sole and absolute discretion, shall deem necessary and proper in the circumstances.

3.    REPRESENTATIONS AND WARRANTIES OF BIOSTEM.

Biostem hereby represents and warrants to the Company that the following are true and correct as of the Closing:

3.1 Organization and Standing. Biostem is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite power and authority to carry on the business in which it is engaged, to hold the Proprietary Technology and other assets it may own, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

3.2 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Biostem or any of its properties or assets, including the Proprietary Technology, in any court or by or before any governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Biostem, would materially affect its business, prospects, properties or financial condition, or Biostem's right to exploit its Proprietary Technology, whether now or in the future. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Biostem is a party or by which it is bound or affected.

3.3 Estoppel. All statements of Biostem made in this Agreement, or in any Schedule hereto, or in any document or certificate executed and delivered herewith, are true, correct and complete as of the date of this Agreement and will be so as of the Closing.

3.4 Compliance with Laws and Permits. Biostem has complied in all material respects with its organizational documents, including its articles of organization and operating agreement (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of any local or county governments or any department, agency or other instrumentality thereof, domestic (United States), applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. Biostem has, except as noted herein, obtained all licenses and permits necessary to exploit its Proprietary Technology and carry on its business, is not in violation of any such license or permit, and has not received any notification that any revocation or limitation thereof is pending or threatened.

            3.5 No Undisclosed Material Liabilities. Biostem has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), including liabilities as mortgagor, guarantor or surety or otherwise for debts or the obligations of others and tax liabilities due or to become due. There is no basis for any material claim against Biostem or any of its assets. Biostem has no creditors or agreement with another third party whose prior consent might be required by law to effect any sale of its Proprietary Technology.

3.6 Material Transactions and Adverse Changes. Except as has been heretofore disclosed in writing to the Company, Biostem has not, and as of the Closing will not have: (i) suffered any material adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the business or prospects of Biostem; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited by this Agreement.

3.7 Taxes. All governmental taxes applicable to Biostem and its assets, including any income, excise, unemployment, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon Biostem have been duly paid (or will be paid as of the Closing) or adequately disclosed to the Company and provided for, and all required tax returns or reports concerning any such items have been duly filed. Biostem has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

3.8 Indebtedness to and from Affiliates. Biostem is not indebted to any Biostem officer, director, employee or shareholder, or any affiliate of such persons, as of the date of this Agreement, which could result in any lien being imposed upon the Proprietary Technology.

3.9 Documents Genuine. All originals and/or copies of documents, material, data, files, or information which have been or will be furnished by Biostem to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

3.10 Authorization and Validity. The execution, delivery and performance by Biostem of and under this Agreement and any other agreements contemplated hereby, and the consummation of the transaction contemplated hereby and thereby, have been duly approved and authorized by Biostem and the members and managers of Biostem. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by Biostem and constitute and will constitute the legal, valid and binding obligations of Biostem, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

3.11 Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for Biostem to sell, transfer and assign the Proprietary Technology to the Company and to otherwise consummate the Technology Purchase. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of any law or regulation and no prior approval is necessary by or under, the Biostem articles of organization, operating agreement or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Biostem or any member or manager of Biostem is a party.

    3.12 Proprietary Technology. The Schedule A attached to this Agreement sets forth a complete and accurate description of the Proprietary Technology of Biostem.

3.13 Restrictive Covenants. Prior to the consummation of the Technology Purchase, Biostem shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, Biostem will not, without the prior written consent of the Company, (i) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (ii) incur any material indebtedness for borrowed money, or (iii) mortgage, sell, pledge, or subject to encumbrance any of its assets, including but not limited to the Proprietary Technology.

3.14 Disclaimer of Further Warranties. Except as expressly set forth in this Agreement, the Company has made no other representation or warranty to Biostem in connection with the Company Shares. The decision of Biostem to enter into this Agreement is based upon its own independent judgment and investigation and not on any representations or warranties of the Company, other than those expressly stated herein.

3.15 Title to Proprietary Technology. The Proprietary Technology of Biostem is held by it free and clear of all liens, claims, rights or other encumbrances whatsoever and of all options and similar rights of third persons, and no person has or will have any right of first refusal, pre-emptive right, option or similar right to acquire the Proprietary Technology of Biostem.

3.16 Full right and Legal Capacity. Biostem has the full right, power and legal capacity to enter into this Agreement and sell, transfer and assign the Proprietary Technology to the Company.

3.17 Solvency. Biostem is not insolvent, nor will it be insolvent after selling, transferring and assigning the Proprietary Technology to the Company in exchange for the Company Shares.

3.18 Acknowledgements Regarding the Company and the Company Shares.

(a)
Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, in behalf of such members of Biostem) understands and acknowledges that the Company is a publicly reporting company with no current revenues, and recognizes that the Company Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally on its ability to raise sufficient capital to carry out its business plan.

(b)
Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, in behalf of such members of Biostem) acknowledges and agrees that it has been furnished with or had access to the Company’s latest regulatory filings (for information purposes only) setting out its business, assets, financial condition and plan of operation, and further represent that it has full knowledge of the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Company Shares.

(c)
In connection with the issuance and delivery of the Company Shares, Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, in behalf of such members of Biostem) understands and acknowledges that the Company Shares have not been registered under the Securities Act and have been issued in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, on the grounds that the transaction contemplated in this Agreement does not involve any public offering. Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, then each of such members of Biostem) is acquiring the Company Shares for its own account, and not for the account of any other person, and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Company Shares except as herein provided or as may exist or arise by operation of law. Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, in behalf of such members of Biostem) acknowledges that the Company Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Securities Act and understands that the Company Shares must be held indefinitely until they are subsequently registered for re-sale under the Securities Act or an exemption from such registration requirement is available for their re-sale. Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, in behalf of such members of Biostem) understands and agrees that the prior written consent of the Company will be necessary for any transfer of the Company Shares until the Company Shares have been duly registered for re-sale or the transfer is made in accordance with Rule 144 or other available exemption under the Act, and further understands that every certificate issued by the Company evidencing Company Shares will bear a legend restricting transfer as provided in this Agreement.

(d)
Biostem (for itself and, in the event it elects to have the Company Shares issued at closing ratably to the Biostem members, in behalf of such members of Biostem) acknowledges that it has such knowledge and experience in financial, tax and business matters as to enable such person(s) to utilize their knowledge of the Company, in connection with the Technology Purchase and issuance of the Company Shares, to evaluate the merits and risks of acquiring the Company Shares and to make an informed investment decision with respect thereto.

(e)
Biostem acknowledges that it and its members have reviewed the current disclosure filings of the Company for information purposes and that the Company Shares are not being sold hereunder pursuant to any prospectus.

3.19 True and Correct Information and Material Changes. All information which Biostem has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing, Biostem or its authorized representative will immediately provide the Company with such information.

3.20 No Solicitation. Neither Biostem nor any Biostem member was solicited to acquire the Company Shares by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

3.21 No Other Representations or Warranties. Except as expressly set forth in this Agreement, the Company has not made any representation or warranty to Biostem in connection with this Agreement. The decision by Biostem to enter into this Agreement and participate in the Technology Purchase is based upon its own independent judgment and investigation and not on any representations or warranties of the Company other than those expressly stated in this Agreement.

3.22 No Operations. Other than certain reimbursements, if any, paid to Biostem in connection with the transaction contemplated by this Agreement, Biostem has not had any revenue or operations since inception.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company represents and warrants to Biostem that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made on that date.

            4.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.  Prior to the Closing, The Company will have amended its articles of incorporation for the purpose of changing its name to “BIOSTEM U.S., INC.” and increasing its authorized capital to 200 million common shares, par value $.001 per share (such name change and increase in authorized capital being referred to herein as the “Reorganization”) and will, on the Closing Date, be duly organized, validly existing and in good standing under the laws of the State of Nevada.

4.2 Authorized Capitalization. As of the Closing Date (and as a result of the Reorganization but before giving effect to the Technology Purchase) the authorized capital stock of the Company will consist of 200,000,000 shares of common stock at par value $.001 per share, of which Four Million Six Hundred Forty Thousand (4,640,000) shares will be issued and outstanding.

4.3 Declaration of Interest. The Company declares that in its decision to acquire the Proprietary Technology, it is relying on independent legal, financial and tax experts and other technical personnel, and that the Company’s decision to enter into this Agreement is based upon its own independent judgment, investigation and evaluation by disinterested members of its Board of Directors and management, and not on any representations or warranties of Biostem other than those expressly stated in this Agreement.

4.4 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.

4.5 Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been approved by the Company’s board of directors and by the required majority of the Company’s shareholders. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.6 Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

4.7 Indebtedness to or from Affiliates. The Company is not and will not be indebted to any officer, director, employee or shareholder of the Company as of the Closing. No money or property is owed to the Company by any officer, director, employee or shareholder of the Company, and none will be owed as of the Closing.

4.8 Consents; Approvals; Conflict. Except as expressly set forth herein, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation nor the performance of this Agreement by the Company shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company. The Company has timely, accurately, and completely filed all reports, statements and schedules required under applicable federal and state securities laws with the U.S. Securities and Exchange Commission and all governing securities authorities, if any.

4.9 Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement, Biostem has not made any other representation or warranty to the Company in connection with the Technology Purchase. The Company's decision to enter into this Agreement and the Technology Purchase is based upon the Company's own independent judgment and investigation by disinterested members of its Board of Directors and management and not on any representations and warranties of Biostem other than those expressly stated in this Agreement.

 5.    CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the Parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to the performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the Party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

5.1 Documents to be delivered by Biostem to the Company. At the Closing, the following documents shall be delivered to the Company by Biostem, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

(a)
Certificates executed by an authorized representative of Biostem, dated as of the Closing, certifying that the representations and warranties of Biostem contained in this Agreement are then true and correct, and that Biostem has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by Biostem.

(b)	An executed and acknowledged assignment to the Company of the Proprietary Technology, as herein provided;

(c)	An executed and acknowledged Assignment Consent, as herein provided; and

(d)	All materials and documents in the possession of Biostem related to the Proprietary Technology.

5.2 Documents to be delivered to Biostem. At the Closing the following documents shall be delivered to Biostem by the Company, which documents shall be reasonably satisfactory in form and content to counsel for Biostem:

(a)	Stock certificates evidencing the Company Shares; and

(b)	A certificate executed by the chief executive officer of the Company, dated as of the Closing, certifying that the representations and warranties of the Company contained in this Agreement are then true and correct, that the board of directors and required majority of the Company’s shareholders have approved this Agreement and the Closing, and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

6.    OTHER COVENANTS OF THE PARTIES. The Parties each agree that, prior to the Closing:

6.1 Effectuation of this Agreement. The Parties hereto will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and State rules and regulations as may be applicable to the contemplated transactions.

6.2 Restriction on Action. The Parties each agree that they will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which they have undertaken to do in this Agreement or any related agreement.

6.3 Confidentiality. The Parties each covenant that they each will not disclose any confidential information of the other parties, except to their officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, such confidential information may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction. In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation. Biostem acknowledges that the Company is a reporting company in the United States and that the Company will control the public dissemination of information about this transaction.

 7.    SURVIVAL OF COVENANTS AND WARRANTIES.

7.1 Survival of Covenants and Warranties. The representations, warranties, covenants and agreements made by Biostem on the one hand, and the Company on the other hand, shall survive the Closing for a period of two years and shall be fully enforceable at law or in equity against such other Parties and their heirs, successors and assigns during such time. Any investigation at any time made by or on behalf of (or any disclosure to) any Party hereto shall not diminish in any respect whatsoever their right to rely on the representations and warranties of the other Parties hereto.

7.2 Notice of Claims. The Company and Biostem agree to give prompt written notice to the other of any claim against the Party giving notice which might give rise to a claim by them against the other Party, stating the nature and basis of the claim and the actual or estimated amount thereof.

8.    TERMINATION OF THIS AGREEMENT.

8.1 Grounds for Termination. This Agreement shall terminate:

(a)	By mutual written consent of the Company and Biostem; or

(b)	By the Company or Biostem, if:

(i)	all the conditions precedent to their respective obligations hereunder have not been satisfied or waived prior to the Closing, as the same may be accelerated or extended;

(ii)
any Party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or Biostem should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other;

(iii)	the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing, as the same may be accelerated or extended; or

(iv)
either the Company or Biostem shall reasonably determine that the transaction contemplated in this Agreement has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both Parties which in one Party's reasonable belief is material in light of the other Party's business, prospects, properties or financial condition.

8.2 Manner of Termination. Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds. Written notice of termination shall be given to the other Party as required in this Agreement as promptly as is practical under the circumstances. Upon a Party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without the necessity of any further action by the Parties.

8.3 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the Parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each Party shall promptly return all documents received from the other Party in connection with this Agreement. This Paragraph constitutes a mutual covenant of the Parties, and either may judicially enforce it.

9.    MISCELLANEOUS PROVISIONS.

9.1 Assignment. Except as otherwise provided herein with regard to Biostem’s right to elect to have the Company Shares issued at closing directly to the members of Biostem ratably, neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any Party hereto without the prior written consent of the Party not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

            9.2 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a Party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

9.3 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the Parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, including the Exchange Agreement between the Company and Biostem’s predecessor, Biostem Nevda.

9.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible in order to preserve the intentions of the Parties.

9.5 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all Parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or Biostem, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

9.6 Interpretation. This Agreement shall be governed by and construed under the laws of the State of Florida.

9.7 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

9.8 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be:

If to Biostem:	Biostem US L.L.C. 1266 Turner Street Clearwater FL 33756
If to the Company:	Equinox International Inc. 330 S. Decatur, #10542 Las Vegas NV 89102

9.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents. The Company shall be responsible to provide each Party to the Agreement with a fully executed copy once all signatures have been received.

9.10 Prevailing Party (Attorneys' Fees) Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the Party prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the Party or Parties not prevailing.

9.11 Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that the Parties hereto are partners or joint venturers, or that any Party is the employee or agent of another. No Party has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of another party to any contract, agreement, arrangement, understanding or undertaking with any third party.

9.12 No Advice Given. Biostem acknowledges and agrees that neither it nor any of the members or managers of Biostem has asked for or received any legal or tax advice from the Company or its directors or any other person associated with the Company in regard to this Agreement or the transaction herein contemplated, and has instead relied on advice and counsel furnished by its own legal or other advisers in order to satisfy itself as to the tax and other legal implications of the Technology Purchase and the issuance of the Company Shares.

IN WITNESS WHEREOF, all Parties have executed this Agreement as of the date first written above.

The “Company”	EQUINOX INTERNATIONAL INC.

	By:	/s/ Robert T. Yurckonis
	Name:	Robert T. Yurckonis
	Title:	President

“Biostem”	BIOSTEM US L.L.C.

	By:	/s/John Satino
	Name:	John Satino
	Title:	Manager

SCHEDULE A
Proprietary Technology of Biostem

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